UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 14, 2008

(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-2360	13-0871985
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

ARMONK, NEW YORK	10504
(Address of principal executive offices)	(Zip Code)

914-499-1900

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Bylaws:

       IBM’s By-laws were amended effective November 14, 2008.  The amended By-laws are attached hereto as Exhibit 3.2.

•                  Article II, Section 3 was amended to provide that holders with the power to vote and dispose of at least 25% of the outstanding shares of the company may call a special meeting of stockholders.

•                  Article II, Section 7 was amended to clarify that the items of business for meetings of stockholders include the election of directors proposed by the company’s Board, as set forth in the company’s proxy statement.

•                  Article III, Section 2 was amended to provide that the vote required for election of a director at a stockholders meeting, except in a contested election, is a majority of the votes cast.

•                  Article III, Section 10(b) was added to include the director resignation policy that was previously located in the company’s Corporate Governance Guidelines, modified to reflect the amendments to Article III, Section 2 regarding election of directors.

       The foregoing summary of these amendments is qualified in its entirety by reference to the text of IBM’s By-laws, as amended through November 14, 2008.

       IBM’s web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/).  IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: November 14, 2008

	By:	/s/ Andrew Bonzani
Andrew Bonzani
Vice President,
Assistant General
Counsel &
Secretary